U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 10, 2008

NUCLEAR SOLUTIONS, INC.
(Exact Name of registrant as specified in its Charter)

Nevada	0-31959	88-0433815
(State of Incorporation)	Commission File No.	(IRS Employer Identification No.)

5505 Connecticut Ave., N.W. Ste.191, Washington,D.C.	20015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number,(202) 787 - 1951

(Registrant’s former name and address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240-14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01 Other Events.

On September 3, 2008, Fuel Frontiers, Inc. (FFI), a wholly owned subsidiary of Nuclear Solutions, Inc. (NSOL), received $625,000 from Kentucky Fuel Associates (“KFA”).

These funds were initially granted to KFA by Muhlberg County, Kentucky for the design, engineering and related development expenditures for a Coal-to-Liquids (“CTL”) facility to be located in Muhlenberg county intended for the production of ultra-clean synthetic diesel fuel from local coal.

In May, KFA announced it would assign the $625,000 grant over to its development partner Fuel Frontiers, Inc.

As previously announced in 2007, KFA and FFI entered into a Development Agreement for CTL projects. KFA agreed to pay FFI $2,000,000 per CTL facility. The $625,000 represents a partial payment associated with this Development Agreement. The funds will be exclusively applied towards the development costs related to a proposed CTL project in Muhlenberg County, Kentucky.

The purpose of the Development Agreement is to locate and initiate development opportunities for coal-to-liquid (CTL) production facilities in the State of Kentucky. FFI has focused corporate efforts in the area of CTL project development and related technologies. KFA has expertise and business relationships in Kentucky which may compliment FFI’s CTL efforts.

FFI has granted KFA the exclusive right to locate and develop CTL production projects in the State of Kentucky and the non-exclusive right to perform the same functions throughout the United States.

Item 9.01 Financial Statements and Exhibits

(c) Index to Exhibits.

Exhibit Number	Description	Location of Exhibit

10.1	Development Agreement	Incorporated by reference
To Exhibit 10.1 in 10-QSB
For period ending Sept. 30
2007 filed Nov. 15, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuclear Solutions, Inc.
Dated: September 10, 2008

/s/ Patrick Herda
By: Patrick Herda
Title: President